Because the electronic format
for filing Form N-SAR does not
provide adequate space for
responding to Items 15A-E
correctly, the correct
answers are as follows:

15.	A)    Custodian /
Subcustodian: Barclays
Bank of Uganda Limited
B) Is this a Custodian
or Sub-custodian?
(C/S): S
C) City: Kampala
D) Foreign Country: Uganda
E) Foreign Custodian
Rule 17f-5


15.	A)    Custodian /
Subcustodian: Nedcor
Bank Limited
B) Is this a Custodian
or Sub-custodian?
(C/S): S
C) City: Johannesburg
D) Foreign Country: South
Africa
E) Foreign Custodian
 Rule 17f-5


15.	A)    Custodian /
Subcustodian: Deutsche
Bank AG
B) Is this a Custodian
or Sub-custodian?
(C/S): S
C) City: Seoul
D) Foreign Country:
Republic of Korea
E) Foreign Custodian
Rule 17f-5

15.	A)    Custodian /
 Subcustodian: The
Hongkong and Shanghai
Banking Corporation Limited
B) Is this a Custodian
or Sub-custodian?
(C/S): S
C) City: Seoul
D) Foreign Country:
 Republic of Korea
E) Foreign Custodian
Rule 17f-5

15.	A)    Custodian /
Subcustodian: HSBC Bank
 Malta Plc.
B) Is this a Custodian
or Sub-custodian?
(C/S): S
C) City: Valletta
D) Foreign Country:
Malta
E) Foreign Custodian
Rule 17f-5



15.	A)    Custodian /
Subcustodian: Dresdner
 Bank AG
B) Is this a Custodian
 or Sub-custodian?
(C/S): S
C) City: Frankfurt
D) Foreign Country:
 Germany
E) Foreign Custodian
Rule 17f-5


15.	A)    Custodian /
 Subcustodian: The
Hongkong and Shanghai
 Banking Corporation
Limited, Shanghai and
Shenzhen Branches
B) Is this a Custodian
or Sub-custodian?
(C/S): S
C) City: Shanghai
D) Foreign Country:
 Peoples Republic
of China
E) Foreign Custodian
Rule 17f-5